UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2006

CENTURY PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126490

(Commission File Number)

47-0950123

(IRS Employer Identification No.)

9595 Six Pines Drive, Building 8, Level 2, The Woodlands, TX 77380

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (832) 631-6061

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

We entered into a share issuance agreement with E&P Investments GmbH, dated December 15, 2006, wherein E&P Investments has agreed to advance up to $5,000,000 to our company. Each advance shall be in an aggregate of not less than $500,000 and in integral multiples of $500,000. In consideration for the advances, we agree to issue to E&P Investments units of the company, each unit consisting of one share and one share purchase warrant. Each warrant shall entitle E&P Investments to purchase one additional share at an exercise price equal to 150% of the unit price at which the unit containing the warrant being exercised was issued, for a period of three years from the date such warrant is issued.

Item 9.01	Financial Statements and Exhibits
EXHIBITS
10.1	Share Issuance Agreement dated the 15th day of December

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PETROLEUM CORP.

/s/ Johannes T. Petersen

Johannes T. Petersen

Secretary and Director

Date:	December 18, 2006